Exhibit 10

February 1, 1995


Ms. Judith L. Estrin
101 First Street
Suite 508
Los Altos, California  94022

Dear Judy:

As you know, I am pleased that incident to your service as Director you will be serving as Special Advisor to me. Don Davis and I look forward to your working with us on issues particularly affecting our Digital Communications, Allen-Bradley and Avionics' businesses. In accordance with our discussions, you will be paid an annual retainer of $5,000, payable quarterly.

Sincerely,



Donald R. Beall

Donald R. Beall